Exhibit 99.1
LIFECORE BIOMEDICAL REPORTS RESULTS FOR FIRST QUARTER ENDED SEPTEMBER 30, 2005
Company Increases Fiscal Year 2006 Guidance
CHASKA, MN. — October 12, 2005 — LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported net sales of $13.4 million in the first quarter ended September 30, 2005, an increase of 9 percent over net sales of $12.3 million in the first quarter of fiscal year 2005.
Fiscal first quarter GAAP net income of $1,045,000, or $.08 per diluted share, was posted for the quarter compared to GAAP net income of $1,279,000, or $.10 per diluted share, in the quarter ended September 30, 2004. Fiscal 2006 first quarter results include expenses for stock options in the amount of $190,000 and income tax expense of $563,000 at an annual effective rate of 35%. Pro-forma net income for the first quarter of fiscal 2006 was $1,235,000, or $.09 per diluted share, when the stock option expense is excluded. Pro-forma net income for the first quarter of last fiscal year was $892,000, or $.07 per diluted share, after applying an annual effective tax rate of 35%. (See Disclosure of Pro-Forma Information and Reconciliation of GAAP Net Income to Pro-Forma Net Income Information later in this press release.)
Dennis J. Allingham, President and CEO, commented, “We are satisfied with the first quarter results. Sales and profits for the quarter exceeded our guidance.”
The Company reported a cash and cash equivalents balance of $18.5 million at September 30, 2005. Cash effects associated with the income tax expense reflected in the first quarter operating results were minimal due to the utilization of the Company’s net operating loss carry forwards.
Hyaluronan Division
Net sales from the Hyaluronan Division for the first quarter were $4.7 million, a slight increase from the $4.6 million reported in the same quarter a year ago.
The Division reported operating income of $1.1 million in the first quarter compared to operating income of $1.3 million in the first quarter of fiscal year 2005.
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Oral Restorative Division
Net sales from the Oral Restorative Division for the first quarter were $8.8 million, an increase of 14% from the $7.7 million recorded in the first quarter last year. This was the ninth consecutive quarter of double-digit growth.
The Division reported operating income of $451,000 for the first quarter compared to operating income of $360,000 in the first quarter of fiscal year 2005.
Outlook
In view of the first quarter performance the Company has raised its guidance for the fiscal year. The Company now expects fiscal year 2006 sales to increase 11 to 13 percent over fiscal year 2005 sales with growth driven primarily by the oral restorative business; an increase from the previous guidance of 10 to 12 percent. Earnings per share are now expected to be $.48 to $.51 compared to the previously issued guidance of $.46 to $.49.
The Company expects sales of $14.4 to $14.8 million in the second quarter of fiscal year 2006 with earnings per diluted share of $.08 to $.10.
Disclosure of Pro-Forma Information
Lifecore reports its financial results in accordance with generally accepted accounting principles (“GAAP”) and additionally on a non-GAAP basis referred to as pro-forma. These pro-forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Lifecore uses the pro-forma financial measures to evaluate and manage the Company’s operations. Lifecore is providing this information to investors and analysts to facilitate performance of additional financial analysis, because it is consistent with financial models and estimates published by securities analysts, and because Lifecore’s management also evaluates the Company’s performance on this basis. See the discussion below and the attached reconciliation of GAAP net income to pro-forma net income information for an explanation and quantification of amounts included in pro-forma basis results.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
As a result of the Company’s profitability and outlook for future periods, the Company concluded in the fourth quarter of fiscal year 2005 that it is likely to have sufficient taxable income in future periods to utilize its net operating loss (“NOL”) carry forwards. Accordingly, the Company now reports its net income as if fully taxed, using an annual effective tax rate of 35% for the first quarter. The Company will realize the cash benefit of these NOL’s through lower actual taxes paid in future periods until the tax carry forwards are exhausted.
Pro-forma fiscal 2005 first quarter results assume a comparable effective income tax rate of 35%.
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Included in fiscal 2006 first quarter results is a charge of $190,000 for expensing stock options, pursuant to SFAS No. 123R, “Share-Based Payment”, which became effective July 1, 2005. The pro-forma results add back the expense to improve comparability between quarters as stock option expense was not required to be recorded in prior periods.
Conference Call
As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss first quarter results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the INVESTOR INFO tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.earnings.com.
The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.
Safe-Harbor Statement
Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, the likelihood and timing of the return of the Company’s adhesion prevention product to the market, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2005, and other, more recent filings. Actual results may differ materially from anticipated results.
About Lifecore Biomedical
Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.
News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.
Contact:
Dennis J. Allingham, President and CEO
David M. Noel, Vice President of Finance and CFO
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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,
	2005	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,504,000	$18,508,000
Accounts receivable	9,739,000	10,171,000
Inventories	11,234,000	9,456,000
Deferred income taxes, net	4,560,000	4,190,000
Prepaid expense	1,026,000	780,000

Total current assets	45,063,000	43,105,000

PROPERTY, PLANT AND EQUIPMENT, NET	23,220,000	23,189,000

LONG-TERM INVENTORY	2,265,000	2,409,000
DEFERRED INCOME TAXES, NET	5,207,000	6,062,000
OTHER ASSETS	5,613,000	5,101,000

	$81,368,000	$79,866,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,479,000	$6,916,000
Long-term obligations	5,019,000	5,089,000
Shareholders’ equity	69,870,000	67,861,000

	$81,368,000	$79,866,000

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Lifecore Biomedical, Inc.
Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended
	September 30,
	2005	2004
Net sales	$13,425,000	$12,305,000
Cost of goods sold	5,063,000	5,096,000

Gross profit	8,362,000	7,209,000

Operating expenses
Research and development	999,000	848,000
Marketing and sales	4,009,000	3,215,000
General and administrative	1,787,000	1,467,000

	6,795,000	5,530,000

Operating income	1,567,000	1,679,000

Other income (expense)
Interest income	135,000	10,000
Interest expense	(56,000)	(113,000)
Bond retirement expense	—	(290,000)
Currency transaction gains (losses)	(24,000)	85,000
Other	(14,000)	2,000

	41,000	(306,000)

Income before income taxes	1,608,000	1,373,000

Income tax expense	563,000	94,000

Net Income	$1,045,000(1)	$1,279,000

Net income per share
Basic	$0.08	$0.10

Diluted	$0.08	$0.10

Weighted average shares outstanding
Basic	13,059,567	12,932,606

Diluted	13,460,056	12,965,549

(1)	Results for 2005 include the effect of adopting SFAS 123R to expense stock options, which reduced net income by $190,000.
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Lifecore Biomedical, Inc.
Reconciliation of GAAP Net Income to Pro-Forma Net Income Information
(Unaudited)

	Three Months Ended
	September 30,
	2005	2004
	Pro-Forma	Pro-Forma
Net income, as reported	$1,045,000	$1,279,000
Less: Adjustment to tax expense	—	(387,000)
Add: Remove effect of stock option expense in 2005	190,000	—

Pro forma net income	$1,235,000	$892,000

Pro forma net income per share
Basic	$0.09	$0.07

Diluted	$0.09	$0.07

Weighted average shares outstanding
Basic	13,059,567	12,932,606

Diluted	13,460,056	12,965,549

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Lifecore Biomedical, Inc.
Divisional Statements of Earnings
Three Months Ended September 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2005	2004	2005	2004	2005	2004
Net sales	$4,661,000	$4,644,000	$8,764,000	$7,661,000	$13,425,000	$12,305,000
Cost of goods sold	2,052,000	2,093,000	3,011,000	3,003,000	5,063,000	5,096,000

Gross profit	2,609,000	2,551,000	5,753,000	4,658,000	8,362,000	7,209,000

Operating expenses
Research and development	607,000	604,000	392,000	244,000	999,000	848,000
Marketing and sales	176,000	92,000	3,833,000	3,123,000	4,009,000	3,215,000
General and administrative	710,000	536,000	1,077,000	931,000	1,787,000	1,467,000

	1,493,000	1,232,000	5,302,000	4,298,000	6,795,000	5,530,000

Operating income	$1,116,000	$1,319,000	$451,000	$360,000	$1,567,000	$1,679,000

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